Exhibit 10.17

DUNKIN’ BRANDS, INC.

NON-COMPETE/NON-SOLICITATION/

CONFIDENTIALITY AGREEMENT

I, the undersigned, acknowledge the importance to Dunkin’ Brands, Inc. (the “Company”) of protecting the confidential information of the Company, its parents, subsidiaries and affiliates (the “Company and its Affiliates”) and their other legitimate interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired. Therefore, in consideration of awards delivered to me under the 2006 Executive Incentive Plan, my ongoing employment with the Company and my being granted access to trade secrets and other confidential information of the Company and its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge:

1. Confidential Information. I agree to hold in confidence, during and after my employment with the Company, all confidential information, including confidential information I may develop. Confidential information includes all non-public information, trade secrets, and proprietary information of the Company and its Affiliates, including financial information, plans and strategy, research, franchisees, consumer and marketing information. I will only use this confidential information in performing my duties for the Company and will not disclose any confidential information to anyone outside the Company.

2. Assignment of Rights to Intellectual Property. I agree to promptly and fully disclose all Intellectual Property to the Company. “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas that are patentable or copyrightable or constitute trade secrets conceived, made, created or developed by me (whether alone or with others, whether or not during normal business hours or on or off Company premises) during and related to my employment with the Company. I hereby assign and agree to assign to the Company (or as otherwise directed by the Company) all my right, title and interest in and to all Intellectual Property developed during the term of my employment with the Company. I agree to execute on the Company’s reasonable request documents evidencing the foregoing. All copyrightable works that I create in furtherance of my duties shall be considered “work made for hire” and shall, upon creation, be owned exclusively by the Company.

3. Non-Compete. While I am employed by the Company and for one (1) year thereafter, I shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its subsidiaries, affiliates or parents or undertake any planning for any business competitive with the Company or any of its Affiliates. Competitors include without limitation: [                    ].

4. Non-Solicitation: Franchisees. During my employment and for one (1) year thereafter, I will not directly or indirectly (a) solicit or encourage any franchisee of the Company and its Affiliates to terminate or diminish its relationship with them; or (b) seek to persuade any such franchisee or prospective franchisee of the Company and its Affiliates to conduct with anyone else any business or activity which such franchisee or prospective franchisee conducts with the Company and its Affiliates.

5. Non-Solicitation: Employees. During my employment and for one (1) year thereafter, I will not, and will not assist any other party to, (a) hire or solicit for hiring any employee of the Company or seek to persuade any employee of the Company to discontinue employment or (b) solicit or encourage any independent contractor providing services to the Company or its Affiliates to terminate or diminish its relationship with them. For purposes hereof, general solicitations not directed at a particular person or advertising in media directed at the general public shall not provide the basis for a claim by the Company that I violated this provision.

6. Employment-at-Will; Offer Letter. I understand that nothing in this Agreement in any way affects the at-will nature of my employment with the Company.

Signature:

Printed Name:

Date:

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